Exhibit 99.1

FOR IMMEDIATE RELEASE

BroadVision Contact:

Bill Herrick

BroadVision Investor Relations

650.542.3865

ir1@broadvision.com

BroadVision, Inc. Announces Second Quarter 2004 Results

REDWOOD CITY, CALIF. — July 21, 2004 — BroadVision, Inc. (Nasdaq: BVSN), a global provider of self-service web applications, today reported financial results for its second quarter ended June 30, 2004. Revenues for the second quarter of 2004 were $20.1 million, compared with revenues of $20.9 million for the first quarter ended March 31, 2004 and $21.8 million for the second quarter of 2003. License revenue for the quarter totaled $7.1 million versus $7.8 million in the first quarter of 2004 and $6.8 million in the comparable quarter of 2003.

In the second quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $1.5 million, or $0.04 per share, which included a restructuring charge of $679,000 attributable to severance and excess facilities. The GAAP net loss for the quarter compares with a GAAP net loss of $867,000, or $0.03 per share, for the first quarter of 2004, and GAAP net loss of $7.6 million, or $0.23 per share, in the second quarter of 2003.

Pro forma net loss for the second quarter of 2004 was $813,000, or $0.02 per diluted share, compared with pro forma net loss of $297,000, or $0.01 per diluted share, in the first quarter of 2004 and pro forma net income of $222,000, or $0.01 per share, in the second quarter of 2003. Pro forma results exclude certain restructuring and non-cash charges that totalled $679,000 in the second quarter of 2004, $570,000 in the first quarter of 2004 and $7.8 million in the second quarter of 2003. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges and restructuring expenses that the Company believes are not indicative of its ongoing operations.

During the second quarter of 2004, BroadVision closed 31 license transactions including three licenses of its new product, BroadVision® Process™. BroadVision® Process™ enables organizations to transform offline, people-intensive processes and collaborations into web-based self-service processes and deploy them into existing websites.

“Our second quarter revenue, in the middle range of our guidance, is indicative of a sales environment that continues to be challenging – particularly in North America,” said Dr. Pehong Chen, BroadVision president and CEO. “IT investment is picking up, but not at the pace we’d like to see. However, we were able to close new product revenue and to build our BroadVision® Process™ pipeline. We had capacity attendance throughout our 12-city world tour to launch BroadVision Process. Our Energizing e-Business message is resonating with customers who are looking for cost-effective ways to move their business to agile self-service. And we have reorganized our global field operations to better serve customers with a solutions approach that delivers fast time to lasting business value. These initiatives make us well positioned to execute in the second half of 2004.”

During the second quarter of 2004, BroadVision closed new and repeat business in all key vertical markets with companies such as Air Miles, Azlan Group, Citibank, Dixons, Infineon, NETVALOR, SAC (a division of Baxter), TeliaSonera, and Xerox.

Conference Call

BroadVision will hold a conference call to discuss this press release and related matters at 5:00 pm Eastern Time, July 21, 2004. The call, hosted by Dr. Pehong Chen, can be accessed live by dialing 888-396-2386; pass code 81694332 or live and thereafter by visiting the investor relations section of the Company’s website at www.broadvision.com/ir.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision is a global provider of personalized self-service web applications. Our integrated suite of process, commerce, portal, and content solutions helps customers rapidly increase revenues and reduce costs. Over 1,000 organizations - including Wal-Mart, Vodafone, Cardinal Health, Hewlett-Packard, Toyota, Japan Airlines and the U.S. Air Force - serving nearly 60 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives

For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

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BroadVision and BroadVision Process are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Jun. 30 2004	Dec. 31 2003
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$66,904	$78,776
Accounts receivable, less allowance for doubtful accounts and reserves of $1,972 and $3,022 as of June 30, 2004 and December 31, 2003, respectively	12,522	15,380
Prepaids and other	4,216	5,346
Total current assets	83,642	99,502

Property and equipment, net	13,220	15,400
Restricted cash and investments	22,259	19,827
Equity investments	1,381	1,565
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,013
Other assets	1,968	2,354
Total assets	$178,904	$195,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and current portion of long-term debt	$27,911	$27,977
Accounts payable	8,151	9,186
Accrued expenses	32,345	34,761
Unearned revenue	6,164	7,596
Deferred maintenance	18,034	19,234
Total current liabilities	92,605	98,754
Long-term debt, net of current portion	619	969
Other noncurrent liabilities	78,869	87,409
Total liabilities	172,093	187,132
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,213,841	1,212,671
Accumulated other comprehensive loss	1	(49)
Accumulated deficit	(1,207,034)	(1,204,675)
Total stockholders’ equity	6,811	7,950
Total liabilities and stockholders’ equity	$178,904	$195,082

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Jun. 30, 2004	Mar. 31, 2004	Jun. 30, 2003

Revenues:
Software licenses	$7,097	$7,840	$6,824
Services	13,031	13,049	14,981
Total revenues	20,128	20,889	21,805
Cost of revenues:
Cost of software licenses	313	578	495
Cost of services	6,302	6,277	7,177
Total cost of revenues	6,615	6,855	7,672

Gross profit	13,513	14,034	14,133

Operating expenses:
Research and development	4,509	4,888	6,063
Sales and marketing	7,480	6,866	6,043
General and administrative	2,400	2,417	2,413
Restructuring charge	679	570	7,817

Total operating expenses	15,068	14,741	22,336

Operating loss	(1,555)	(707)	(8,203)

Interest income, net	33	109	177
Other income (expense), net	24	(133)	545
Loss before provision for income taxes	(1,498)	(731)	(7,481)
Provision for income taxes	6	(136)	(114)

Net loss	$(1,492)	$(867)	$(7,595)

Basic loss per share	$(0.04)	$(0.03)	$(0.23)
Diluted loss per share	$(0.04)	$(0.03)	$(0.23)
Shares used in computing basic loss per share	33,476	33,300	32,751
Shares used in computing diluted loss per share	33,476	33,300	32,751

PRO FORMA FINANCIAL INFORMATION(1):

Net income (loss)	$(813)	$(297)	$222
Basic income (loss) per share	$(0.02)	$(0.01)	$0.01
Diluted income (loss) per share	$(0.02)	$(0.01)	$0.01

(1)  Pro forma net income (loss) and the related per share amounts exclude restructuring charges, amortization of acquired technology, impairment of equity investments and impairment of assets.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (in thousands):

	Three Months Ended
	Jun. 30, 2004	Mar. 31, 2004	Jun. 30, 2003
Net income (loss), generally accepted accounting principles	$(1,492)	$(867)	$(7,595)
Pro forma adjustments:
Restructuring charges	679	570	7,817
Pro forma net income (loss)	$(813)	$(297)	$222

Cost of revenues and operating expenses, generally accepted accounting principles	$21,683	$21,596	$30,008
Pro forma adjustments:
Restructuring charges	(679)	(570)	(7,817)
Pro forma cost of revenues and operating expenses	$21,004	$21,026	$22,191